EXHIBIT 99.1

SHARE REPURCHASE PLAN ANNOUNCED BY PREMIERWEST BANCORP

MEDFORD, OR – May 31, 2007 – John Duke, Chairman of the Board of Directors of PremierWest Bancorp (NASDAQ – PRWT) announced today that the Board of Directors has adopted a Share Repurchase Plan that authorizes the Company to purchase up to 1,000,000 shares of its common stock, representing approximately 6% of the Company’s current total shares outstanding. Under the Plan, PremierWest may make purchases from time to time through open market transactions, block purchases or through privately negotiated transactions.

ABOUT PREMIERWEST BANCORP

PremierWest Bancorp (NASDAQ: PRWT) is a financial services holding company headquartered in Medford, Oregon. We operate primarily through our subsidiary PremierWest Bank. PremierWest offers a full array of financial products and services through a network of full service banking offices serving a territory which currently includes high growth markets in Southern & Central Oregon and Northern California Additionally, PremierWest offers expanded banking related services through two subsidiaries, Premier Finance Company and PremierWest Investment Services, Inc.